UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 7, 2007

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of principal executive offices) (Zip Code)

(321) 984-1414

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of RELM Wireless Corporation (the “Company”) adopted an incentive bonus plan for the year 2007 (the “2007 Bonus Plan”) for the Company’s “named executive officers” (for whom disclosure was required and made in the Company’s definitive 2006 proxy statement pursuant to Item 402(c) of Regulation S-K), namely, David P. Storey, President and Chief Executive Officer, William P. Kelly, Executive Vice President and Chief Financial Officer, and Harold B. Cook, Executive Vice President of Operations.

Under the 2007 Bonus Plan, each of the named executive officers is eligible to receive a cash bonus ranging from 25% to 100% of his base salary for 2007 and a stock option award ranging from 3,125 to 25,000 stock options if the Company achieves 2007 sales and pre-tax income that fall on or within minimum and maximum specified levels. These potential cash bonuses and stock option awards will be weighted as follows: 50% for sales and 50% for pre-tax income.

Therefore, to determine the amount, if any, of each named executive officer’s cash bonus for 2007 under the 2007 Bonus Plan:

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50% of the named executive officer’s base salary will be multiplied by the product of (x) the amount of the Company’s actual sales for 2007 and (y) a percentage ranging from 25% to 100% if, but only if, the amount of the Company’s actual sales for 2007 falls on or within the minimum and maximum specified levels for sales, and

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the other 50% of the named executive officer’s base salary will be multiplied by the product of (w) the amount of the Company’s actual pre-tax income for 2007 and (z) a percentage ranging from 25% to 100% if, but only if, the amount of the Company’s actual pre-tax income for 2007 falls on or within the minimum and maximum specified levels for pre-tax income.

The Committee has the discretion to award cash bonuses to the named executive officers beyond 100% of their base salaries in the event the Company’s actual sales and/or pre-tax income for 2007 exceed either or both of the maximum levels for sales and pre-tax income specified under the 2007 Bonus Plan.

Similarly, to determine the size, if any, of each named executive officer’s stock option award for 2007 under the 2007 Bonus Plan:

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12,500 stock options (representing 50% of his potential stock option award of 25,000 stock options) will be multiplied by the product of (x) the amount of the Company’s actual sales for 2007 and (y) a percentage ranging from 25% to 100% if, but only if, the amount of the Company’s actual sales for 2007 falls on or within the minimum and maximum specified levels for sales, and

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the other 12,500 stock options (representing the other 50% of his potential stock option award of 25,000 stock options) will be multiplied by the product of (w) the amount of the Company’s actual pre-tax income for 2007 and (z) a percentage ranging from 25% to 100% if, but only if, the amount of the Company actual pre-tax income for 2007 falls on or within the minimum and maximum specified levels for pre-tax income.

Any stock option award would have an option exercise price equal to the fair market value of the Company’s common stock on the date of grant, would vest one-third on the date of grant and thereafter one-third on the first and second anniversaries of the date of grant and would have a term of five years and such other terms designated by the Committee on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President and Chief Financial Officer

Date:  February 13, 2007

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